SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2003


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


          California                     0-27122                 94-2900635
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)

                     3011 Triad Drive
                      Livermore, CA                              94550
         (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (925) 245-3400

                                      None

          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Required FD Disclosure.


         The following information is filed pursuant to Item 5, Other Events and Required FD Disclosure.

     On November 17, 2003, Adept Technology, Inc. ("Adept") issued a press release announcing that it has signed definitive agreements to issue and sell an aggregate of approximately 11.1 million shares of its newly issued common stock accompanied by the simultaneous conversion of its preferred stock into approximately 3.1 million shares of its common stock and the surrender of the remaining shares of preferred stock to Adept.

     The consummation of the financing agreements remain subject to customary closing conditions and the preferred stock conversion, and the financing is expected to be completed very shortly. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         The following exhibit is filed with this report on Form 8-K:

         Exhibit No.            Description
         ----------             -----------

         99.1       Press Release of the Registrant issued on November 17, 2003.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ADEPT TECHNOLOGY, INC.



Date:  November 18, 2003                    By:      /s/ Michael W. Overby
                                                -----------------------------
                                                     Michael W. Overby
                                                     Chief Financial Officer